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Exhibit 10.7

ACCPAC INTERNATIONAL, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

I.    PURPOSE.

        The purpose of the ACCPAC International, Inc. 2002 Employee Stock Purchase Plan (the "Plan") is to enhance and promote the interests of ACCPAC International, Inc. (the "Company") by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

II.    DEFINITIONS.

        Unless the context clearly indicates otherwise, capitalized terms in the Plan or an Offering Document shall have the meanings assigned to such terms in this Section II. The use of the masculine pronoun in the Plan or an Offering Document shall refer to both male and female employees, and any term used in the singular also shall refer to the plural:

        (a)  "Account" shall mean the aggregate of payroll deductions credited on behalf of a Participant to a bookkeeping account in the Participant's name pursuant to the Plan.

        (b)  "Board of Directors" or "Board" means the Board of Directors of the Company.

        (c)  "Cash Earnings" means gross base salary (excluding overtime, commissions, bonuses or other special payments, except to the extent specifically included by the Committee) payable to the Participant by one or more Participating Companies during the individual's period of participation in the Plan.

        (d)  "Committee" means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan pursuant to Section V hereof.

        (e)  "Effective Date" means January 1, 2003.

        (f)    "Eligible Employee" means, except as provided in Sections VI.F. and VI.G. hereof, any person who is employed by a Participating Company, provided that such person is employed by the Company or a Parent or Subsidiary and is regularly scheduled to work at least 20 hours per week and at least five months per calendar year for a Participating Company as of his Offering Date.

        (g)  "Fair Market Value" means, as of any date, the closing price of a Share for the last market trading day prior to the time of determination (or, if no closing price was reported on such date, the closing price on the last trading date on which a closing price was reported) on the stock exchange determined by the Committee to be the primary market for the Shares or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, whichever is applicable, as reported by The Wall Street Journal or such other source as the Committee deems reliable.

        (h)  "Five Percent Owner" means an employee who, as of the date on which a purchase right would be granted under the Plan to such employee, owns or is deemed to own under Section 424(d) of the Code stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Parent or Subsidiary.

        (i)    "Offering Date" shall mean a date on or after the Effective Date on which Shares are offered for sale under the Plan, in accordance with Section VI hereof.

        (j)    "Offering Document" means a document describing the terms of an offering of Shares to Participants under the Plan.

        (k)  "Offering Period" shall mean a period commencing on each Offering Date and ending on such date as shall be determined by the Committee prior to the Offering Date (as set forth in the Offering Document), provided that each Offering Period shall not exceed twenty-four months.

        (l)    "Parent" means any parent corporation of the Company within the meaning of section 424(e) of the Code (or a successor provision of similar import).

        (m)  "Participant" means any Eligible Employee who is actively participating in the Plan.

        (n)  "Participating Company" means the Company and such Parent or Subsidiaries as may be authorized from time to time by the Board or the Committee (or its delegee) to extend the benefits of the Plan to their Eligible Employees, provided that such Participating Companies shall be designated on Appendix A attached hereto.

        (o)  "Purchase Interval" shall mean each successive period within an Offering Period, provided that the duration of such period(s) shall be determined by the Committee pursuant to Section VII.A. hereof.

        (p)  "Purchase Date" shall mean the last business day of each Purchase Interval.

        (q)  "Securities Act" means the Securities Act of 1933, as in effect from time to time (including any successor rule of similar import).

        (r)  "Shares" means shares of common stock of the Company, par value $0.01 per share.

        (s)  "Subsidiary" means a subsidiary corporation of the Company within the meaning of section 424(f) of the Code (or a successor provision of similar import).

III.    EFFECTIVE DATE AND DURATION OF THE PLAN.

        A.    The Plan shall be effective as of the Effective Date, subject to approval of the Plan by shareholders of the Company within twelve months after the Effective Date; provided that no purchase rights granted under the Plan shall be exercised, and no Shares shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Company, and (ii) the Company shall have complied with applicable requirements of the Securities Act, applicable listing requirements of any stock exchange (or the NASDAQ National Market, as applicable) on which the Shares are listed for trading, and any other applicable requirements established by law or regulation. In the event that such stockholder approval is not obtained, or such compliance is not effected, within twelve months after the Effective Date, the Plan shall terminate as of the Effective Date and any purchase rights granted under the Plan shall be null and void as of the date of grant.

        B.    Subject to Section XI.A. hereof, the Plan shall be effective for a term ending on the earlier to occur of the following (i) the Purchase Date of the Offering Period ending on or immediately after the sixth anniversary of the Effective Date, or (ii) the date on which all Shares authorized for issuance under the Plan shall have been sold pursuant to purchase rights granted under the Plan.

IV.    SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

        A.    Subject to adjustment as provided in Section IV.B. hereof, the aggregate number of Shares reserved for issuance under the Plan is 1,000,000 Shares. The Shares subject to a purchase right under the Plan may be authorized but unissued Shares, or Shares held by the Company in its treasury. If Shares subject to a purchase right granted under the Plan are not issued because the purchase right terminates, is cancelled, or expires before exercise, in whole or in part, such Shares shall be restored to the aggregate number of Shares reserved for issuance under the Plan and shall not be deemed to increase the aggregate number of Shares reserved for issuance under the Plan.

        B.    In the event that any change shall be made to the Shares by reason of a stock split, stock dividend, recapitalization, combination of Shares, exchange of Shares, or other similar change in the capital structure of the Company, the Committee may, in its sole discretion, make such adjustments in the (i) aggregate number of Shares reserved for issuance under the Plan, (ii) the maximum number and class of securities purchasable by a Participant on a Purchase Date, and (iii) the number and class of securities of the Company and the price per share in effect under each outstanding purchase right granted under the Plan, to the extent necessary or appropriate to prevent the dilution or enlargement of Participants' benefits under such outstanding purchase rights. Any fractional shares of stock resulting from an adjustment pursuant to this Section IV.B. shall be eliminated.

V.    ADMINISTRATION OF THE PLAN.

        A.    The Plan shall be administered by the Committee. Any Committee that administers the Plan shall consist of at least two members of the Board; provided that if no such committee is designated by the Board, the Board shall act as the Committee.

        B.    The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, to administer and interpret the provisions of the Plan, and to establish any rules or procedures for administering the Plan as it may deem necessary to comply with the requirements of Section 423 of the Code. The determinations, interpretations, and other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

VI.    ELIGIBILITY AND PARTICIPATION.

        A.    Subject to Sections VI.E. and VI.F. hereof, each individual who is an Eligible Employee on the first day of any Offering Period may enter such Offering Period as of such date or may enter the Offering Period on the first day of any subsequent Purchase Interval within the Offering Period, provided that he remains an Eligible Employee on such date.

        B.    Any individual who first becomes an Eligible Employee after the first day of any Offering Period may not enter that Offering Period, but shall be eligible to enter the next Offering Period as of the first day of the immediately following Offering Period.

        C.    The date an Eligible Employee enters an Offering Period shall be designated as his Offering Date for purposes of such Offering Period.

        D.    Subject to Section VI.E. hereof, to participate in the Plan for a particular Offering Period, an Eligible Employee must complete and return to the Company, at least ten days before the Eligible Employee's scheduled Offering Date and in compliance with procedures established by the Committee, such enrollment forms as may be prescribed by the Committee. The Plan shall not accept any cash payments by the Participant other than the payroll deductions authorized under the Participant's enrollment form.

        E.    If an Eligible Employee withdraws from the Plan during an Offering Period, he shall not be eligible to re-enroll in the Plan during such Offering Period, but he may re-enroll in the Plan for a subsequent Offering Period. An Eligible Employee who has previously withdrawn from the Plan may again become a Participant by filing a new enrollment form with the Committee, provided that the Eligible Employee shall not become a Participant until the first Offering Period that begins at least ten business days after the date the enrollment form is received by the Committee.

        F.    An individual shall not be an Eligible Employee to the extent he would be a Five Percent Owner immediately after the grant date of a purchase right granted under the Plan.

        G.    An individual employed by a Participating Company shall cease to be an Eligible Employee as of the date such entity ceases to be a Parent or a Subsidiary.

VII.    OFFERING PERIODS.

        A.    Each Offering Period shall consist of one or more Purchase Intervals, as determined by the Committee in its sole discretion. The Committee shall designate the duration of a Purchase Interval before the first date of such Purchase Interval; provided that if the Committee does not designate the duration of a Purchase Interval, such Purchase Interval shall run for a period of six months.

        B.    The Committee may grant purchase rights to Eligible Employees under the Plan for an Offering Period. The grant of purchase rights to Eligible Employees shall be described in an Offering Document. The terms contained in the Offering Documents for different Offering Periods need not be identical, but shall include and comply with the terms of the Plan and Section 423 of the Code. The Offering Document shall include the following terms:

          (1)  the maximum number of Shares that may be purchased by any Participant on each Purchase Date that occurs during the Offering Period;

          (2)  the maximum number of Shares that may be purchased by any Participant during the Offering Period;

          (3)  the maximum aggregate number of Shares that may be purchased by all Participants on each Purchase Date that occurs during the Offering Period;

          (4)  the maximum aggregate number of Shares that may be purchased by all Participants during the Offering Period;

          (5)  the maximum payroll deduction permitted for any Participant for each Purchase Interval within the Offering Period, as determined by the Committee pursuant to Section VIII.A., hereof; and

          (6)  the purchase price of Shares subject to the purchase rights granted pursuant to the Offering Document, as determined in accordance with Section IX.C. hereof.

          If the aggregate number of Shares purchasable by Participants upon the exercise of purchase rights on a Purchase Date would exceed the maximum number of Shares available under the Plan for the Offering Period, the Committee shall make a pro rata allocation of the Shares available in a uniform and equitable manner.

VIII.    PAYROLL DEDUCTIONS.

        A.    The Committee shall, prior to the commencement of each Offering Period, determine the maximum percentage of Cash Earnings which each Participant may contribute to the Plan through payroll deductions during such Offering Period. If the Committee does not make such determination with respect to any Offering Period, the default maximum of 25% of Cash Earnings shall apply to such Offering Period, provided that such default maximum shall not permit a Participant to purchase Shares in excess of the per-Participant limit stated in the Offering Document for such Offering Period. Each Participant may authorize a payroll deduction to be in effect for an Offering Period in any multiple of one percent of Cash Earnings otherwise payable to him during each Purchase Interval within such Offering Period, subject to the maximum percentage established by the Committee for such Offering Period.

        B.    The deduction rate authorized by the Participant under his enrollment form for an Offering Period shall continue in effect throughout the Offering Period and cannot be revoked or modified except as follows:

          (1)  A Participant may reduce his rate of payroll deduction to zero and withdraw from the Plan during an Offering Period by delivering a withdrawal notice to the Company in such form and manner as may be prescribed by the Committee from time to time, provided that such withdrawal shall not be effective with respect to a Purchase Date if the withdrawal form is received by the Committee less than ten business days before the Purchase Date. Payroll deductions shall cease in connection with the Participant's withdrawal from the Plan effective as soon as practicable following the date the withdrawal notice is received by the Committee;

          (2)  The Participant may increase or decrease his rate of payroll deductions for a future Offering Period by filing a new enrollment form with the Committee at least ten business days before the commencement of such Offering Period; and

          (3)  A Participant's payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

        C.    A Participant's payroll deductions shall be credited to his Account under the Plan, but shall not be held in a trust fund and may be commingled with the general assets of the Company. No interest shall be paid or allowed on any amounts in a Participant's Account.

        D.    An individual's participation in the Plan and his outstanding purchase rights granted under the Plan shall terminate if the individual ceases to be an Eligible Employee for any reason, including death, disability, change in status, or termination of employment with the Company, a Parent, or a Subsidiary. The termination of an individual's participation in the Plan and his outstanding purchase rights shall be effective as of the date he ceases to be an Eligible Employee. As soon as practicable following the date an individual ceases to be an Eligible Employee, the Company shall refund to him the balance in his Account.

        F.    Payroll deductions not applied to the purchase of Shares because such deductions are insufficient to purchase a whole Share on a Purchase Date shall remain in the Participant's Account for the purchase of Shares on the immediately following Purchase Date, provided that the individual is an Eligible Employee on such Purchase Date. Any payroll deductions not applied to the purchase of Shares by reason of the limitation on the maximum number of Shares purchasable by a Participant on a Purchase Date shall be returned to the Participant as soon as practicable.

IX.    PURCHASE RIGHTS.

        A.    A Participant shall be deemed to have been granted a separate purchase right for each Offering Period in which he participates in the Plan. The purchase right shall be deemed to be granted effective as of the Participant's Offering Date with respect to the Offering Period and shall provide the Participant with the right to purchase Shares, in a series of successive installments, during the Offering Period under the terms described in the Offering Document and this Section IX. The Participant shall execute such stock purchase agreement as the Committee may deem advisable, in its sole discretion, in connection with the exercise of a purchase right.

        B.    Each purchase right granted under the Plan shall be automatically exercised in installments on each Purchase Date within an Offering Period. Purchase rights shall be exercised to purchase Shares on behalf of a Participant with payroll deductions allocated to the Participant's Account as of the Purchase Date. The purchase of Shares pursuant to this Section IX.B. shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole Shares at the purchase price in effect for such Purchase Interval.

        C.    The per Share purchase price with respect to a purchase right granted under the Plan shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value of a Share on the Offering Date, or (ii) the Fair Market Value of a Share on the Purchase Date with respect to a Purchase Interval.

        D.    The number of Shares purchasable by a Participant on each Purchase Date during an Offering Period shall be the number of whole Shares obtained by dividing the amount of a Participant's payroll deductions during the Purchase Interval ending on the Purchase Date by the purchase price in effect for the Purchase Date, subject to the maximum number of Shares purchasable by a Participant pursuant to the Offering Document in effect for the Purchase Interval.

        E.    Notwithstanding any other provision of the Plan, no Participant shall be entitled to accrue rights to purchase Shares under the Plan if, and to the extent, such accrual when aggregated with the Participant's rights to purchase Shares under any other employee stock purchase plan, within the meaning of Section 423(b)(8) of the Code, maintained by the Company or a Parent or Subsidiary, would permit the Participant to purchase shares of stock worth more than $25,000 (determined on the basis of the Fair Market Value of such shares on the date such purchase rights are granted) for each calendar year in which such purchase rights would be outstanding.

        F.    If the total number of Shares available for purchase pursuant to outstanding purchase rights on any Purchase Date exceeds the number of Shares reserved for issuance pursuant to Section IV hereof, the Committee shall make a pro-rata allocation of the available Shares on a uniform and nondiscriminatory basis, and to the extent payroll deductions of a Participant exceed the pro-rated number of shares purchasable by such Participant, such excess deductions shall be refunded to the Participant as soon as practicable.

        G.    A Participant may, at any time more than ten business days prior to the next scheduled Purchase Date in an Offering Period, terminate his outstanding purchase right by filing such forms as may be prescribed by the Committee from time to time. Any payroll deductions collected from the Participant during the Purchase Interval in which a Participant terminates his payroll deduction election shall be refunded, without interest, to the Participant as soon as practicable following his termination of participation in the Offering Period.

X.    AMENDMENT OR TERMINATION OF THE PLAN.

        A.    The Board shall have the right to amend, modify, suspend, or terminate the Plan at any time. If an amendment increases the number of Shares reserved for issuance under the Plan, no Shares shall be issued under the Plan pursuant to the increased Share limit until the amendment shall have been approved by stockholders of the Company, to the extent such stockholder approval is required to satisfy the requirements of Section 423 of the Code. In the event such stockholder approval is not obtained within twelve months after the date the amendment increasing the Share limit is adopted by the Board, such amendment shall be void as of the adoption date. The Board or the Committee (or its delegee) may authorize additional Subsidiaries to become Participating Companies, or may revoke a Parent's or Subsidiary's status as a Participating Company without stockholder approval.

        B.    The amendment, modification, suspension, or termination of the Plan shall not impair outstanding purchase rights granted to Participants under the Plan before the effective date of the amendment, modification, suspension, or termination, except to the extent necessary for the Plan or the Participant's purchase rights to comply with applicable laws or regulations.

XI.    NONTRANSFERABILITY OF PURCHASE RIGHTS.

        Purchase rights granted under the Plan shall not be assignable or transferable by the Participant and shall be exercisable only by the Participant.

XII.    GENERAL PROVISIONS.

        A.    The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy any Federal, State and/or local tax withholding obligations in connection with the grant or exercise of a purchase right under the Plan. If the Participant does not satisfy such tax withholding obligations in a manner satisfactory to the Company, the Company shall have the right to collect an amount sufficient to satisfy any Federal, State and/or local tax withholding obligations from amounts otherwise payable by the Company or a Parent or Subsidiary to the Grantee, to the extent permitted by law. If Shares acquired pursuant to the exercise of a purchase right granted under the Plan are disposed of in a disqualifying disposition for purposes of Section 423 of the Code, the Participant shall notify the Company in writing of such disposition as soon as practicable.

        B.    Nothing in the Plan shall confer upon a Participant any right to continue in the employ of the Company or a Parent or Subsidiary, or otherwise interfere with or restrict the rights of the Company or a Parent or Subsidiary to terminate such person's employment at any time, and for any reason.

        C.    A Participant shall have no rights as a shareholder with respect to any Shares subject to a purchase right granted under the Plan until such Shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased Shares. Shares purchased on behalf of a Participant shall be credited to a brokerage account established in the Participant's name at a stock brokerage or other financial services firm designated by the Committee, provided that such Shares shall be credited to the Participant's brokerage account as soon as practicable after each Purchase Date for which the individual participates in the Plan.

        D.    If any provision of the Plan is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed to be amended to conform with applicable laws, or if the provision cannot be so construed or deemed amended without, in the discretion of the Board, materially altering the intent of the Plan, such provision shall be severed as to the jurisdiction and the remainder of the Plan shall remain in full force and effect.

        E.    The Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code and shall be interpreted in a manner consistent with such Section of the Code.

        F.    The headings in the Plan are for convenience of reference only and shall not be deemed a part of the Plan for purposes of the interpretation or construction of the Plan.

        G.    The Company's obligation to sell and deliver Shares under the Plan shall be subject to applicable Federal, state, and foreign laws, rules and regulations, and to required approval by any regulatory or governmental authority or agency in connection with the authorization, issuance, or sale of such Shares. The Company shall not be obligated to issue or deliver Shares before completion of any required registration or qualification of such Shares, or before obtaining required approval from any regulatory or governmental authority or agency. If, as of any Purchase Date, Shares subject to the Plan are not registered or required regulatory or governmental approval has not yet been obtained, purchase rights under the Plan shall not be exercised on such Purchase Date and payroll deductions accumulated in a Participant's Account for the Purchase Interval which includes such Purchase Date shall be distributed to the Participant, without interest.

        H.    An Eligible Employee shall, as a condition of participation in the Plan, take such actions and execute such documents as the Committee determines, in its sole discretion, to be necessary or advisable in connection with the Eligible Employee's participation in the Plan or his purchase of Shares under the Plan.

        I.    Notices required or permitted under the Plan shall be made in writing and shall be delivered by such methods as may be permitted by the Committee, including U.S. mail, approved overnight carrier, or electronic transmission. A notice to the Company shall be effective upon receipt and shall be delivered to the Company's principal place of business, directed to the Committee's attention. A notice to a Participant shall be delivered to the address appearing on the Company's records with respect to the Participant and shall be effective as of the third day after deposit in the U.S. mail, except as otherwise provided by the Committee.

        J.    The validity and construction of the Plan and any Offering Document evidencing the grant of a purchase right under the Plan shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or any such agreement to the substantive law of another jurisdiction, except to the extent superseded by any applicable Federal law.

APPENDIX A

ACCPAC INTERNATIONAL, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN

SCHEDULE OF PARTICIPATING COMPANIES

Participating Companies	Effective Date
ACCPAC International, Inc.	January 1, 2003

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  Exhibit 10.7
ACCPAC INTERNATIONAL, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN
APPENDIX A ACCPAC INTERNATIONAL, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN SCHEDULE OF PARTICIPATING COMPANIES